                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6[e][2])
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             BERKSHIRE HATHAWAY INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     --------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------
     5) Total fee paid:

     --------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     --------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------
     3) Filing Party:

     --------------------------------------------------------------------------
     4) Date Filed:

     --------------------------------------------------------------------------

                             BERKSHIRE HATHAWAY INC.
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 4, 1998

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of Berkshire Hathaway Inc. will be held at Aksarben Coliseum, 6800 Mercy Road, Omaha, Nebraska, on May 4, 1998 at 9:30 a.m. for the following purposes:

     1.    To elect directors.

     2. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 6, 1998 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 1440 Kiewit Plaza, Omaha, Nebraska during the ten days prior to the meeting.

     You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

                                           By order of the Board of Directors

                                           FORREST N. KRUTTER, Secretary
Omaha, Nebraska
March 18, 1998

        A SHAREHOLDER MAY REQUEST ADMISSION TICKETS TO THE MEETING FOR HIMSELF OR HERSELF AND FAMILY MEMBERS BY COMPLETING AND PROMPTLY RETURNING TO THE COMPANY THE TICKET INFORMATION ENVELOPE ACCOMPANYING THIS NOTICE. OTHERWISE, ADMISSION TICKETS MAY BE OBTAINED AT THE MEETING BY PERSONS IDENTIFYING THEMSELVES AS SHAREHOLDERS AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL-BUT-NOT-OF-RECORD OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MARCH 6, 1998 WILL BE ADEQUATE IDENTIFICATION.

                             BERKSHIRE HATHAWAY INC.
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 4, 1998


    This statement is furnished in connection with the solicitation by the Board of Directors of Berkshire Hathaway Inc. (hereinafter "Berkshire" or the "Corporation") of proxies in the accompanying form for the Annual Meeting of the Shareholders to be held on Monday, May 4, 1998 and at any adjournment thereof.

    This proxy statement and the enclosed form of proxy were first sent to shareholders on or about March 18, 1998.

    If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

    Solicitation of proxies will be made solely by mail at the Corporation's expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

    As of the close of business on March 6, 1998, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 1,199,680 shares (exclusive of 168,202 shares held in treasury) of Class A Common Stock (hereinafter called "Class A Stock") and 1,245,081 shares (including 2,717 shares held by BankBoston as Agent for holders of unexchanged shares of FlightSafety International, Inc. and International Dairy Queen, Inc.) of Class B Common Stock (hereinafter called "Class B Stock"). Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to one-two-hundredth (1/200) of one vote per share on all matters submitted to a vote of shareholders of the Corporation. The Class A Stock and Class B Stock vote together as a single class. Only shareholders of record at the close of business on March 6, 1998 are entitled to vote at the Annual Meeting or at any adjournment thereof.

    The presence at the meeting, in person or by proxy, of the holders of Class A Stock and Class B Stock holding in the aggregate a majority of the voting power of the Corporation's stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question other than election of directors shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

    Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

1.  ELECTION OF DIRECTORS

    At the 1998 Annual Meeting of Shareholders, a Board of Directors consisting of seven members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

    Each of the current directors of the Corporation is a nominee for reelection. Certain information with respect to nominees for election as directors is contained in the following table:

WARREN E. BUFFETT, age 67, has been a director of the Corporation since 1965 and has been its Chairman and Chief Executive Officer since 1970. Mr. Buffett is a controlling person of the Corporation. He is also a director of The Coca-Cola Company, The Gillette Company and The Washington Post Company.

HOWARD G. BUFFETT, age 43, has been a director of the Corporation since 1993. Mr. Buffett is Chairman of the Board of Directors of The GSI Group, a company primarily engaged in the manufacture of agricultural equipment. From 1992 until July 5, 1995, Mr. Buffett had been Vice President, Assistant to the Chairman and a Director of Archer Daniels Midland Company, a company engaged principally in the business of processing and merchandising agricultural commodities. He is also a director of Coca-Cola Enterprises Inc. and Lindsay Manufacturing Co.

SUSAN T. BUFFETT, age 65, has been a director of the Corporation since 1991. Mrs. Buffett has not been employed in the past five years.

MALCOLM G. CHACE, age 63, has been a director of the Corporation since 1992. In
        1996 Mr. Chace was named Chairman of the Board of Directors of BankRI, a community bank located in the State of Rhode Island. Prior to 1996 Mr. Chace had been a private investor.

CHARLES T. MUNGER, age 74, has been a director and Vice Chairman of the Corporation's Board of Directors since 1978. He is Chairman of the Board of Directors and Chief Executive Officer of Wesco Financial Corporation, approximately 80%-owned by the Corporation. Mr. Munger is also Chairman of the Board of Directors of Daily Journal Corporation and a director of Costco Companies, Inc.

RONALD L. OLSON, age 56, was elected a director in 1997. For more than the past five years, he has been a partner in the law firm of Munger, Tolles & Olson LLP. He is also a director of Edison International, Western Asset Trust, Inc. and Pacific American Income Shares Inc.

WALTER SCOTT, JR., age 66, has been a director of the Corporation since 1988. For more than the past five years, he has been Chairman of the Board of Directors and Chief Executive Officer of Peter Kiewit Sons', Inc., a company engaged worldwide in construction, mining, energy and telecommunications. He is also a director of Burlington Resources Inc., CalEnergy Company, Inc., Commonwealth Telephone Enterprises, Inc., ConAgra, Inc., RCN Corporation, Valmont Industries Inc., and U.S. Bancorp.

        Warren E. Buffett and Susan T. Buffett are husband and wife. Howard G. Buffett is the son of Warren and Susan Buffett. Otherwise, there is no family relationship between any other officer or director of the Corporation.

        Ronald L. Olson, who was elected to the Board of Directors on July 31, 1997, is a partner of the law firm of Munger, Tolles & Olson LLP. Munger, Tolles & Olson LLP rendered legal services to the Company and its subsidiaries in 1997 and is expected to render services in 1998. In January 1998, Mr. Olson and his wife agreed to sell a home owned by them to MS Property Company, a subsidiary of Wesco Financial Corporation, which is an 80.1% owned subsidiary of Berkshire, and to purchase another home from MS Property Company. Both homes are located in a community developed by MS Property Company. The values of the homes and terms of the exchange were determined by Mr. Munger, approved by Wesco Financial Corporation's board of directors and accepted by Mr. Olson.

        When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the seven nominees identified above. The Corporation expects each nominee to be able to serve if elected, but if any notifies the Corporation before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

       BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

        Board of Directors' actions were taken in 1997 at the Annual Meeting of Directors that followed the 1997 Annual Meeting of Shareholders, and upon four occasions by Directors' unanimous written consent. Each director attended all meetings of the Board and of the Committees of the Board on which they served.

        Mr. Scott is the member of the audit committee. The functions of the audit committee are to select the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial reporting matters; and report and make recommendations to the full Board of Directors. The audit committee met twice during 1997. The Corporation does not have standing nominating or compensation committees of the Board of Directors.

        Directors who are employees of the Corporation or its subsidiaries do not receive fees for attendance at directors' meetings. Directors who are not employees receive a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the audit committee receives additional fees of $1,000 quarterly. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders.


                             EXECUTIVE COMPENSATION

        The following table discloses the compensation received for the three years ended December 31, 1997 by the Corporation's Chief Executive Officer and its other executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                          ALL
   NAME AND                              ANNUAL COMPENSATION             OTHER
                                         -------------------
   PRINCIPAL POSITION         YEAR       SALARY        BONUS         COMPENSATION
   ------------------         ----       ------        -----         ------------
Warren E. Buffett             1997      $100,000         --           $198,000(2)
  Chief Executive Officer/    1996       100,000         --            167,300(2)
    Chairman of the Board     1995       100,000         --            224,100(2)
Marc D. Hamburg               1997       281,250         --              9,500(3)
  Vice President/Chief        1996       256,250         --              7,500(3)
    Financial Officer         1995       227,500         --              7,500(3)
Charles T. Munger (1)         1997       100,000         --             81,300(2)
  Vice Chairman of the Board  1996       100,000         --             65,000(2)
                              1995       100,000         --             93,200(2)

(1)     Mr. Munger is compensated by a Berkshire subsidiary.

(2) Represents the value of directors' fees received by Mr. Buffett and Mr. Munger in cash or deferred phantom equity interests from certain non-subsidiary companies in which Berkshire has significant investments.

(3) Represents contribution to a subsidiary's defined contribution plan in which Mr. Hamburg participates.

                    BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

        Berkshire's program regarding compensation of its executive officers is different from most public corporations' programs. Mr. Buffett recommends to the Board of Directors the amount of his proposed remuneration and he sets the remuneration of Berkshire's other executive officers (including both salary and bonus). Mr. Buffett has been paid an annual salary of $100,000 for each of the last 17 years. Factors considered by the Board of Directors and Mr. Buffett are typically subjective, such as their perception of the individual's performance and any planned change in functional responsibility. Neither the profitability of the Corporation nor the market value of its stock are considered in setting executive officer remuneration (including both salary and bonus). Further, it is the Corporation's policy that all compensation paid to its executive officers be deductible under Internal Revenue Code Section 162(m).

                Submitted by the Berkshire Hathaway Inc. Board of Directors

           Warren E. Buffett, Chairman               Charles T. Munger
           Susan T. Buffett                          Ronald L. Olson
           Howard G. Buffett                         Walter Scott, Jr.
           Malcolm G. Chace


                             STOCK PERFORMANCE GRAPH

        The following chart compares the subsequent value of $100 invested in Berkshire Hathaway Inc. common stock on December 31, 1992 with a similar investment in the Standard and Poor's 500 Stock Index and in the Standard and Poor's Property - Casualty Insurance Index.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*


                                                 1992   1993    1994   1995    1996    1997
                                                 ----   ----    ----   ----    ----    ----
Berkshire Hathaway Inc.                          $100   $139    $174   $275    $290    $391
S&P Property-Casualty Insurance Index **          100     98     103    140     170     247
S&P 500 Index                                     100    110     112    153     189     252


* Cumulative return for the Standard and Poor's indices based on reinvestment of dividends.

** It would be difficult to develop a peer group of companies similar to Berkshire. The Corporation owns subsidiaries engaged in a number of diverse business activities of which the most important is the property and casualty insurance business and, accordingly, management has used the Standard and Poor's Property - Casualty Insurance Index for comparative purposes.



                               BOARD OF DIRECTORS
                      INTERLOCKS AND INSIDER PARTICIPATION

        Warren E. Buffett, Chairman of Berkshire's Board of Directors, is an employee of the Corporation. Charles T. Munger, Vice Chairman of Berkshire's Board of Directors, is employed by a Berkshire subsidiary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Warren E. Buffett, whose address is 1440 Kiewit Plaza, Omaha, NE 68131, a nominee for director, is the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's Class A or Class B Stock. Beneficial ownership of the Corporation's Class A and Class B Stock on February 28, 1998 by Mr. Buffett and by any other executive officers and directors of the Corporation who own shares is shown in the following table:


                                                                           PERCENTAGE          PERCENTAGE
                                                         PERCENTAGE       OF AGGREGATE        OF AGGREGATE
                                                      OF OUTSTANDING      VOTING POWER          ECONOMIC
                                      SHARES              STOCK OF         OF CLASS A           INTEREST
                   TITLE OF CLASS   BENEFICIALLY         RESPECTIVE            AND              OF CLASS A
        NAME          OF STOCK       OWNED (1)            CLASS (1)         CLASS B (1)       AND CLASS B (1)
                   --------------   ------------          ---------         -----------      ---------------
Warren E. Buffett      Class A       478,232 (2)            39.9
                       Class B            --                   *              39.6 (3)         38.5
Susan T. Buffett       Class A        36,981 (2)             3.1
                       Class B             6 (2)               *               3.1 (3)          3.0
Howard G. Buffett      Class A            14                   *
                       Class B            24                   *                 *                *
Malcolm G. Chace       Class A        13,030 (4)             1.1
                       Class B            62 (4)               *               1.1              1.1
Marc D. Hamburg        Class A            --                   *
                       Class B            --                   *                 *                *
Charles T. Munger      Class A        18,390                1.5
                       Class B            --                   *               1.5              1.5
Ronald L. Olson        Class A            45                   *
                       Class B            --                   *                 *                *
Walter Scott, Jr       Class A           100 (5)               *
                       Class B            --                   *                 *                *
Directors and
 executive officers
 as a group            Class A       546,792                45.6
                       Class B            92                   *              45.3             44.1


 *   less than 0.1%.


(1) Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. Class A Stock is convertible into thirty shares of Class B Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Class B Stock which such shareholder may acquire upon conversion of the Class A Stock. In order to avoid overstatement, the amount of Class B Stock beneficially owned does not take into account such shares of Class B Stock which may be acquired upon conversion (an amount which is equal to 30 times the number of shares of Class A Stock held by a shareholder). The percentage of outstanding Class B Stock is based on the total number of shares of Class B Stock outstanding as of March 6, 1998 ( 1,245,081 shares) and does not take into account shares of Class B Stock which may be issued upon conversion of Class A Stock.

(2) Includes 474,998 shares owned directly and beneficially by Warren E. Buffett, and 3,234 shares owned by three trusts of which Mr. Buffett is sole trustee but with respect to which Mr. Buffett disclaims any beneficial economic interest. Mr. Buffett shares investment and voting power with respect to 36,981 Class A shares and 6 Class B shares owned by Susan T. Buffett

(3) Mr. and Mrs. Buffett have entered into a voting agreement with Berkshire providing that, should the combined voting power of shares held by Mr. and Mrs. Buffett and the trusts exceed 49.9% of Berkshire's total voting power, they will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(4) Includes 471 Class A shares for which Mr. Chace has sole investment and voting power. Also includes 12,399 Class A shares and 62 Class B shares held by various trusts of which Mr. Chace is a trustee and 160 Class A shares held by an estate for which Mr. Chace is an executor and for which he has shared investment and voting power. Excluded are 987 Class A shares in which Mr. Chace has a pecuniary interest but with respect to which he possesses neither investment power nor voting power, and also does not include 54 Class A shares owned by Elizabeth Z. Chace, wife of Mr. Chace.

(5) Does not include 10 Class A shares owned by Suzanne M. Scott, wife of Walter Scott, Jr.

               SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during 1997 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

3.  OTHER MATTERS

        As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

        Deloitte & Touche served as the Corporation's independent public accountants for 1997. Representatives from that firm will be present at the meeting of shareholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The Corporation has not selected auditors for the current year, since its normal practice is for the Audit Committee of the Board of Directors to make such selection later in the year.

                                  ANNUAL REPORT

        The Annual Report to the Shareholders for 1997 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material. A COPY OF THE 1997 FORM 10-K REPORT AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: FORREST N. KRUTTER, SECRETARY, BERKSHIRE HATHAWAY INC., 1440 KIEWIT PLAZA, OMAHA, NEBRASKA 68131. SUCH REQUEST MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT THE REQUESTING PARTY WAS EITHER A HOLDER OF RECORD OR A BENEFICIAL OWNER OF CLASS A OR CLASS B STOCK OF THE CORPORATION ON MARCH 6, 1998. EXHIBITS TO THE FORM 10-K WILL BE MAILED UPON SIMILAR REQUEST AND PAYMENT OF SPECIFIED FEES. THE 1997 FORM 10-K IS ALSO AVAILABLE THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE (http://www.sec.gov).

                            PROPOSALS OF SHAREHOLDERS

        Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 1999 Annual Meeting must be received by the Corporation by November 18, 1998. The proposal must be in accordance with the provisions of Rule 4a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested.

                                             By order of the Board of Directors

Omaha, Nebraska                              FORREST N. KRUTTER, Secretary
March 18, 1998

P
R
O
X
Y


                             BERKSHIRE HATHAWAY INC.
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Marc D. Hamburg and Walter Scott, Jr., or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Class A Common Stock (CLA) and Class B Common Stock
(CLB) of the undersigned at the 1998 Annual Meeting of Shareholders of Berkshire Hathaway Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposal for Election of Directors and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.


        IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES.

                  PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
                            IN THE ENCLOSED ENVELOPE



                                                     -----------
                                                     SEE REVERSE
                                                     -----------


         PLEASE MARK
[X]      VOTES AS IN
         THIS EXAMPLE.


1. Election of Directors:
NOMINEES: Warren E. Buffett, Charles T. Munger, Susan T. Buffett, Howard G. Buffett, Malcolm G. Chace, Ronald L. Olson and Walter Scott, Jr.

            [ ] FOR      [ ] WITHHELD
                ALL          FROM ALL
                NOMINEES     NOMINEES

[ ] ____________________________________________________
FOR, EXCEPT VOTE WITHHELD FROM THE ABOVE NOMINEE(S).




               MARK HERE
               FOR ADDRESS    [ ]
               CHANGE AND
               NOTE AT LEFT


                PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.

SIGNATURE:                               DATE
          -------------------------------    -------------------------------
SIGNATURE:                               DATE
          -------------------------------    -------------------------------